Exhibit 99.1

CONSENT OF SHESHUNOFF & CO. INVESTMENT BANKING

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Midland States Bancorp, Inc. of our opinion, dated October 13, 2017, and to the use of our name and the description of our opinion with respect to the merger between Alpine Bancorporation, Inc. and Midland States Bancorp, Inc., included in the Registration Statement of Midland States Bancorp, Inc. and to the inclusion of such opinion as an appendix to the Registration Statement.  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

SHESHUNOFF & CO.
INVESTMENT BANKING LP

/s/ SHESHUNOFF & CO.
INVESTMENT BANKING LP

AUSTIN, TX

December 5, 2017

901 South Mopac Expressway, Building V, Suite 140, Austin, TX 78746 ½ Phone 800.477.1772 ½ Fax 512.473.2620 ½ www.SheshunoffIB.com